UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2015

Z Trim Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Campus Drive
Mundelein, Illinois 60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2015, as previously disclosed in Z  Trim Holdings, Inc.’s  (the “Company”) Quarterly Report on Form 10-Q for the period ending March 31, 2015 and in accordance with the terms of various agreements entered into between the Company and the holders of its warrants that were outstanding on September 30, 2014 (as well as  certain additional warrants that were issued in January 2015 for anti-dilution purposes) (collectively, the “Existing Warrants”), certain holders of the Existing Warrants entered into an agreement with the Company (the “Warrant Agreement”) pursuant to which they exchanged (the “Exchange”) their Existing Warrants  (which were exercisable for an aggregate of 53,523,775 shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”)) for 53,514,217 shares of the Company’s Common Stock (which is the equivalent number of shares of Common Stock that would have been issued if the exercise price of the Existing Warrants had been $0.00005 per share).  The holders of the shares of Common Stock received in exchange for the Existing Warrants are prohibited from selling or otherwise transferring the shares of Common Stock for a period of one year from the date of issuance.

In addition, certain other holders of Existing Warrants exercisable for an aggregate of 1,810,714 shares of Common Stock entered into the Warrant Agreement with the Company pursuant to which they agreed to amend their Warrants (the “Warrant Amendment”) to: (i) add a waiver on a one-time basis of the anti-dilution provisions contained in the Existing Warrants that are triggered by the Exchange; (ii) increase the number of shares of Common Stock for which the Existing Warrants are exercisable such that the holder receives an additional 17.5% of shares of Common Stock; and (iii) extend the expiration date of the Warrant for an additional two years.

As of June 30, 2015, after taking into account the transactions described in this Current Report on Form 8-K, the Company had 94,225,995 shares of Common Stock outstanding and warrants outstanding to purchase 48,248,864 shares of Common Stock with an average exercise price of $0.46 per share.  In addition, no further shares of Common Stock were issued to holders of the Company’s warrants for anti-dilution purposes as a result of the transactions described in this Current Report on Form 8-K because the Exchange did not trigger any anti-dilution provision in certain warrants and/or the holders of certain warrants waived the right to receive any such additional shares of Common Stock on a one-time basis for the purposes of the Exchange.  Furthermore, there are 14,706,319 options outstanding with an average exercise price of $0.70 per share.  Finally, the Company’s Preferred Stock outstanding is convertible into 6,223,695 shares of Common Stock and is entitled to up to 2,333,886 shares of Common Stock as dividends upon conversion at the option of the Preferred Stock holder.  The fully diluted shares of Common Stock  outstanding as of June 30, 2015 including: (i) all outstanding options; (ii) all outstanding Preferred Stock and all related accrued and future dividends paid as Common Stock; and (iii) all remaining outstanding warrants after the transactions described in this Current Report on Form 8-K  is 165,738,758.

The foregoing descriptions of the Warrant Amendment and the Warrant Agreement are qualified in their entirety by reference to the full text of the forms of the Warrant Amendment and the Warrant Agreement, copies of each of which are attached hereto as Exhibits 4.1, and 10.1, respectively.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Common Stock issued in exchange for the Existing Warrants was issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant Amendment

10.1	Form of Warrant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2015	Z Trim Holdings, Inc.

By: /s/ Edward B. Smith, III
Edward B. Smith, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant Amendment

10.1	Form of Warrant Agreement